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                                                                   EXHIBIT 99(C)

                      EXCHANGE AND REGISTRATION AGREEMENT

     AGREEMENT, dated November 4, 1992, among General Motors Corporation ("General Motors"), the General Motors Hourly-Rate Employees Pension Plan (the "Hourly Plan") and the General Motors Retirement Program for Salaried Employees (the "Salaried Plan"). The Hourly Plan and the Salaried Plan are referred to herein collectively as the "Plans."

     WHEREAS, the Plans are the owners of (i) an aggregate of 3,262,306 shares of Series E-II Preference Stock, $0.10 par value per share, of General Motors (the "Series E-II Shares") and (ii) an aggregate of 3,262,306 shares of Series E-III Preference Stock, $0.10 par value per share, of General Motors (the "Series E-III Shares" and, together with the Series E-II Shares, the "Series E Preference Shares");

     WHEREAS, the Series E Preference Shares are managed on behalf of the Plans by The Prudential Insurance Company of America ("Prudential") pursuant to an Investment Management Agreement dated October 5, 1987; and

     WHEREAS, Prudential has directed Bankers Trust Company, as trustee of the Plans (the "Trustee"), to exchange the Series E Preference Shares for certain newly issued shares of Class E Common Stock, $0.10 par value per share, of General Motors ("Class E Common Stock") and a cash payment as provided below;

     NOW, THEREFORE, in consideration thereof and the mutual agreements hereinafter contained, the parties hereto agree as follows:

     1. Exchange of Shares. The Plans hereby agree to sell and transfer to General Motors the Series E Preference Shares in exchange for the issuance by General Motors to the Plans of 26,098,448 shares of Class E Common Stock (the "Class E Shares") and the payment of cash referred to in Section 2. General Motors hereby agrees to issue and sell to the Plans the Class E Shares in exchange for the transfer by the Plans to General Motors of the Series E Preference Shares. Such exchange shall take place at 10:00 a.m., New York City Time, on November 3, 1992 at the New York offices of General Motors (or at such other time, date and place as the parties shall agree) (the "Closing"). At the Closing the Plans shall deliver to General Motors certificate(s) representing the Series E Preference Shares, duly endorsed for transfer or accompanied by stock transfer power(s) duly executed in blank. After the Closing the Plans shall have no rights in respect of the Series E Preference Shares. At the Closing General Motors shall deliver to the Plans certificates representing the Class E Shares, registered in the names and in the denominations specified in
Schedule 1 attached hereto.

     2. Cash Payment. At the Closing, General Motors shall pay to the Plans an aggregate of $6,100,000 by wire transfer of immediately available funds, in the amounts and to the accounts specified in Schedule 2 attached hereto, against the receipt of certificates representing the Series E Preference Shares.

     3. Representations and Warranties of the Plans. Each Plan represents and warrants to General Motors as follows:

          (a) the making and performance of this Agreement have been duly authorized by all necessary action of such Plan;

          (b) this Agreement has been duly executed and delivered by such Plan and constitutes a valid and binding agreement of such Plan enforceable against it in accordance with its terms;

          (c) such Plan has (and at the Closing such Plan will have) valid title to the Series E Preference Shares to be transferred by it at the Closing free and clear of all claims, liens, charges, encumbrances and security interests, and upon delivery of and payment for the Series E Preference Shares General Motors will acquire good title to the Series E Preference Shares, free and clear of any claims, liens, charges, encumbrances or security interests; and
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          (d) such Plan acknowledges that the acquisition of the Class E Shares by it pursuant to Section 1 hereof will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving a public offering. Such Plan is an "accredited investor" as that term is defined in Regulation D promulgated under the 1933 Act and is purchasing the Class E Shares solely for its own account, for investment purposes only, and not with a view to the distribution thereof. Such Plan will not sell or otherwise dispose of such securities except in compliance with the registration requirements or exemption provisions under the 1933 Act and the rules and regulations thereunder and, prior to any sale or other disposition of any such securities other than in a sale registered under the 1933 Act, will deliver to General Motors an opinion of counsel reasonably satisfactory to General Motors to the effect that such registration is unnecessary. Upon original issuance thereof, and until such time as it is no longer required under the applicable requirements of the 1933 Act, the certificates representing the Class E Shares and any instruments or certificates issued in exchange therefor or upon transfer thereof, shall bear the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE EXCHANGE AND REGISTRATION AGREEMENT DATED NOVEMBER 4, 1992 AMONG THE GENERAL MOTORS HOURLY-RATE EMPLOYEES PENSION PLAN, THE GENERAL MOTORS RETIREMENT PROGRAM FOR SALARIED EMPLOYEES, AND GENERAL MOTORS CORPORATION, A COPY OF WHICH MAY BE OBTAINED FROM GENERAL MOTORS CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES."

     4. Representations and Warranties of General Motors. General Motors represents and warrants to each of the Plans as follows:

          (a) the making and performance of this Agreement have been duly authorized by all necessary corporate action of General Motors and will not violate any provision of General Motors' Certificate of Incorporation or By-laws and will not violate, conflict with or result in a default under any statute, regulation, contract, commitment, agreement, arrangement or restriction of any kind to which General Motors is subject or is a party or by which it is bound;

          (b) this Agreement has been duly executed and delivered by General Motors and constitutes a valid and binding agreement of General Motors enforceable against it in accordance with its terms;

          (c) the Class E Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; and

          (d) the Class E Shares are "qualifying employer securities" within the meaning of Section 407(d) (5) of the Employee Retirement Income Security Act of 1974, an amended ("ERISA") and, immediately following the consummation of the transactions contemplated by Section 1 above, will satisfy the requirements of Section 407(f)(1) of ERISA.

     5. Restriction on Transfer of Class E Shares. Each Plan agrees that it will not offer to sell, sell, contract to sell or otherwise dispose of any Class E Shares, without the prior written consent of General Motors, prior to July 31, 1993; provided that such restriction shall not apply if Prudential or another fiduciary with authority to manage the Plans' Class E Share portfolio (each, an, "Authorized Fiduciary") determines that the disposition of all or a portion of the Class E Shares acquired pursuant to this Agreement is required in order to comply with ERISA and certifies such determination to General Motors in writing.

     6. Incidental Registration of Class E Shares.

     (a) If at any time prior to July 31, 1993 General Motors proposes to file a registration statement under the 1933 Act with respect to an underwritten offering by General Motors for its own account of shares of

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Class E Common Stock (other than a registration statement on Form S-4 or S-8 (or similar registration forms that may hereafter be adopted), a registration statement filed in connection with an exchange offer or an offering of securities solely to General Motors' existing stockholders or a registration statement covering securities convertible into or exchangeable for Class E
Common Stock), General Motors shall in each case give written notice of such proposed filing to Prudential and the Plans as soon as practicable (but in no event less than ten Business Days) before the anticipated filing date and such notice shall offer the Plans the opportunity to register such number of Class E Shares as the Plans may request up to an aggregate maximum of the greater of (i) 2,600,000 or (ii) a number equal to 10% of the total number of shares of Class E Common Stock proposed to be registered by General Motors as specified in such notice (such registration an "Incidental Registration").

     (b) If a Plan accepts such offer by giving General Motors written notice thereof within seven Business Days of receipt of the offer, the aggregate number of Class E Shares specified by the Plans (subject to the aforesaid maximum) shall be included in such offering on the same terms and conditions as the shares of Class E Common Stock of General Motors included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such offering advise the Plans that because of the size of the offering which the Plans and General Motors intend to make, the success of the offering would be materially and adversely affected, then the amount of securities to be offered for the account of the Plans and for the account of General Motors shall be reduced on a pro rata basis to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, unless and to the extent that General Motors, in its sole discretion, shall elect instead to reduce the number of shares to be offered by it in the offering. Any election by a Plan to participate in an Incidental Registration shall be irrevocable; provided that a Plan may revoke its election to participate by delivering notice of such revocation to General Motors no later than ten Business Days before the scheduled effective date of such Incidental Registration, together with an Authorized Fiduciary's written certification of its determination that revocation of the election is required in order to comply with ERISA. General Motors, in its sole discretion, shall control all matters relating to the conduct of an Incidental Registration (including, without limitation, the timing, pricing and/or abandonment of the offering and the selection of underwriters) and shall ensure that such Incidental Registration and the sale of Class E Shares pursuant thereto comply with all applicable laws. General Motors shall pay all of its expenses and all out-of-pocket expenses reasonably incurred by Prudential and the Plans in connection with any Incidental Registration other than underwriting discounts, brokerage commissions and applicable transfer taxes relating to the sale of the Class E Shares included in an Incidental Registration.

     (c) If any Class E Shares are included in an Incidental Registration, (i) each of General Motors and the Plans agrees to execute and deliver an underwriting agreement in customary form, (ii) General Motors agrees to indemnify and provide contribution to the Plans and the underwriters in customary form, (iii) General Motors agrees to indemnify and provide contribution to the Plans and their representatives (including Prudential and the Trustee) for any and all reasonable expenses or liabilities, including attorneys' fees, arising from any violation of ERISA caused by the acts or omissions of General Motors in the conduct of such Incidental Registration, and
(iv) each of General Motors and the Plans agrees to provide such other information and take such other action as is reasonably necessary or advisable to effect such Incidental Registration or to facilitate the exercise of the rights granted hereunder.

     (d) Each Plan agrees that if General Motors offers the Plans by written notice delivered in accordance with Section 6(a) the opportunity to participate in an Incidental Registration that is initially filed with the Securities and Exchange Commission (the "Commission") on or prior to July 31, 1993 and proceeds with an offering contemplated thereby, then such Plans will not offer to sell, sell, contract to sell or otherwise dispose of any Class E Shares during the 90 day period beginning on the date of the effectiveness under the 1933 Act of the registration statement relating to the proposed Incidental Registration, regardless of whether such Plan has elected to participate in the Incidental Registration, without the prior written consent of the managing underwriter(s) for such offering. At the request of the underwriters or General Motors, each Plan will execute a writing on or prior to such effectiveness acknowledging its agreement under this Section 6. The provisions of this Section 6 are in addition to the restrictions on transfer set forth in Section 5.

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     7. Demand Registration of Class E Shares.

     (a) At any time after July 31, 1993 (or such earlier date as an Authorized Fiduciary for the Plans delivers General Motors a certification of the type contemplated by the proviso set forth in Section 5), upon the written request of one or more holders of Class E Shares to register for public offering and sale under the 1933 Act at least 2,609,845 Class E Shares (which amount shall be appropriately adjusted to account for any stock split, combination or reclassification involving the Class E Common Stock after the date hereof), General Motors shall (i) promptly notify each other holder, if any, of Class E Shares that General Motors will prepare and file a registration statement under the 1933 Act with respect to the public offering and sale of Class E Shares and that, at the request of the holder, such Class E Shares which are then held by the holder will be included within the coverage of such registration statement,
(ii) as soon as practicable prepare and file with the Commission a registration statement under the 1933 Act covering all of the Class E Shares held by such holder or holders which such holder or holders have requested be registered on the terms and conditions provided below, and (iii) take the other actions in connection therewith required below. The audited financial statements which General Motors shall be required to include in such registration statement shall only be the fiscal year-end financial statements of General Motors. If the request for registration is received within two months prior to the commencement of a fiscal year of General Motors, General Motors may delay the preparation and filing of such registration statement for a period of not more than ninety (90) days following the commencement of such fiscal year in order to prepare and include in such registration statement audited financial statements for the immediately preceding fiscal year. General Motors shall use its best efforts to cause each such registration statement to become effective and to remain effective and to include a current prospectus with respect to the Class E Shares so registered for an aggregate period of ninety (90) days (exclusive of any period during which the prospectus included therein shall not meet the requirements of Section 10 of the 1933 Act), but such registration statement shall not cover a delayed or continuous offering pursuant to Rule 415 promulgated under the 1933 Act without the written consent of General Motors. Notwithstanding the foregoing, General Motors shall be obligated to so prepare and file a registration statement under the 1933 Act for holders of Class E Shares pursuant to this Section 7 only on two (2) occasions in any period of four (4) consecutive months and on not more than twelve (12) occasions in the aggregate; provided that, if any such registration statement is withdrawn for any reason prior to its having been effective for ninety (90) days (exclusive of any periods during which the prospectus included therein does not meet the requirements of Section 10 of the 1933 Act), then such occasion shall not count towards such limitation and, so long as the conditions hereinabove set forth are satisfied, General Motors shall so prepare and file a registration statement under the 1933 Act on an additional occasion. Notwithstanding the other provisions of this Section 7, General Motors shall not be obliged to prepare and file a registration statement under the 1933 Act as to any holder of Class E Shares in any case where such holder, upon requesting that a registration statement be prepared and filed as provided in this Section 7, shall have received from counsel to General Motors who is reasonably satisfactory to such holder a written opinion of counsel, in form and substance satisfactory to the holder, to the effect that registration under the 1933 Act of the Class E Shares held by such holder is not required for the public offering and sale of such shares or that such holder has the right, pursuant to the provisions of Rule 144 under the 1933 Act or any successor provision of law or otherwise, to sell within any three-month period all Class E Shares then held by such holder. Any holder of Class E Shares which shall have received such an opinion shall not be counted for purposes of determining the holders of Class E Shares which have requested registration of their shares under the 1933 Act as required by this
Section 7.

     (b) Whenever General Motors is required pursuant to the provisions of this
Section 7 to register Class E Shares under the 1933 Act General Motors shall (i) furnish Prudential, each Plan and each holder of Class E Shares requesting registration and each underwriter of such Class E Shares and each broker or dealer participating in the distribution of such shares with such copies of a current prospectus, including the preliminary prospectus, conforming to the requirements of Section 10 of the 1933 Act (and such other documents as each such person may reasonably request) as such holder(s), underwriter(s), brokers and dealers may reasonably require in order to effectuate the offer and sale of such Class E Shares, (ii) use its best efforts to register or qualify such Class E Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as such holders and underwriters reasonably shall request and
(iii) take such other

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actions as may be customary and reasonably necessary or advisable to enable such holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such holders shall have reasonably requested that such Class E Shares be sold; provided, however, that General Motors shall not be required to qualify as a foreign corporation or broker-dealer in any jurisdiction or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of such Class E Shares.

     (c) General Motors shall pay all of its expenses and all out-of -pocket expenses reasonably incurred by a holder of Class E Shares in connection with any registration under the 1933 Act or other action taken by General Motors pursuant to the provisions of this Section 7, other than underwriting discounts, brokerage commissions and applicable transfer taxes relating to the sale of the Class E Shares.

     (d) General Motors will indemnify the holders of Class E Shares which are registered under the 1933 Act pursuant to this Section 7 and any underwriter acting on behalf of such holders substantially to the same extent as General Motors would customarily indemnify an underwriter of any securities offering agreed to between an underwriter and General Motors, and such holders (other than a holder which is an employee benefit plan of General Motors) will indemnify General Motors (and any underwriters of the Class E Shares) with respect to information furnished by them in writing to General Motors for inclusion in the registration statement substantially to the same extent as the underwriter would customarily indemnify General Motors in connection with an offering agreed to between General Motors and such underwriter. Receipt by General Motors of such an indemnity by holders of Class E Shares (other than a holder which is an employee benefit plan of General Motors) shall be a condition to General Motors' obligation to cause a registration statement prepared in accordance with this Section 7 to become effective under the 1933 Act.

     8. Miscellaneous.

     (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented except by a writing signed by General Motors and the Plans.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be made by hand delivery, by registered or certified first-class mail, return receipt requested, or by facsimile transmission:

          (i) if to the Plans:

               The Prudential Insurance Company of America
               c/o Prudential Specialized Finance Group
               4 Gateway Center
               100 Mulberry Street
               Newark, New Jersey 07102
               Attn: President

               with copies to:

               Bankers Trust Company, as Trustee
               280 Park Avenue, 8-W
               New York, New York 10017
               Attn: Christoph Brun

          (ii) if to General Motors:

               General Motors Corporation
               767 Fifth Avenue
               New York, New York 10153
               Attention: Treasurer
               Telephone: 212-418-3500
               Facsimile: 212-418-3632

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                       with copies to:

                       General Motors Corporation
                       3031 West Grand Boulevard
                       Detroit, Michigan 48202
                       Attention: Warren G. Andersen

     (c) Third Party Rights and Obligations. Nothing in this Agreement shall be construed to give any person or entity other than (i) the Plans and General Motors, and their successors, (ii) purchasers of Class E Shares, with respect to demand registration rights as provided in Section 8(f) below, and (iii) Prudential, and any successor to Prudential, as Manager under the Investment Management Agreement, any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of such persons.

     (d) Descriptive Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     (e) Cooperation. Each party hereto shall take such further action, and execute such additional documents as may be reasonably requested by any other party hereto in order to consummate the transactions contemplated by this Agreement.

     (f) Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their successors. None of the rights or obligations under this Agreement shall be assigned by the Plans without the consent of General Motors by General Motors without the consent of the Plans; provided that the Plans (and any purchaser to which registration rights have been assigned in accordance with this proviso) may assign, without the consent of General Motors, the registration rights provided in Section 7 to a purchaser of Class E Shares who purchases such shares from a Plan (or from such purchaser) in a transaction exempt from registration under the 1933 Act.

     (g) Counterparts. This Agreement may be executed in any number of counterparts, and shall be deemed to have been duly executed and delivered by all parties when each party has executed a counterpart hereof and delivered an original or facsimile copy thereof to the other parties. Each such counterpart hereof shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   GENERAL MOTORS CORPORATION

                                   By /s/  JAMES R. GIERTZ
                                      -------------------------------
                                      Name: James R. Giertz
                                      Title: Assistant Treasurer

                                   BANKERS TRUST COMPANY, as Trustee of
                                   the General Motors Hourly-Rate Employees
                                   Pension Plan and the General Motors
                                   Retirement Program for Salaried
                                   Employees

                                   By /s/  GEFFREY G. MULLEN
                                      -------------------------------
                                      Name: Geffrey G. Mullen
                                      Title: Vice President

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